UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7600

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 1, 2011, in connection with the acquisition of GTCS Holdings LLC (“Green Tree”) by Walter Investment Management Corp. (the “Company”), the Company entered into a First Lien Credit Agreement among the Company, the lenders, Credit Suisse AG and the other parties party thereto (the “Walter First Lien Credit Agreement”), and into a Second Lien Credit Agreement among the Company, the lenders, Credit Suisse AG and the other parties party thereto (the “Walter Second Lien Credit Agreement” and, together with the Walter First Lien Credit Agreement, the “Walter Credit Agreements”).
The Walter First Lien Credit Agreement provides for a first lien senior secured term loan in the amount of $500 million (the “First Lien Senior Secured Term Loan”) and a senior secured revolving loan facility of up to $45 million (the “Senior Secured Revolving Facility” and, together with the First Lien Senior Secured Term Loan, the “First Lien Facility”). Up to $22.5 million of the Senior Secured Revolving Facility is available for letters of credit. The Walter Second Lien Credit Agreement provides for a second lien senior secured term loan in the amount of $265 million (the “Second Lien Facility”). The First Lien Facility matures on June 30, 2016 and the Second Lien Facility matures on December 31, 2016. The First Lien Facility bears an interest rate equal to LIBOR plus 625 basis points per annum and the Second Lien Facility bears an interest rate equal to LIBOR plus 1100 basis points per annum, in each case with a LIBOR floor equal to 150 basis points. There is a commitment fee equal to 0.75% per annum on the unused portion of the Senior Secured Revolving Facility. In the event the First Lien Senior Secured Term Loan is prepaid in whole or in part on or prior to the second anniversary of the closing date, the facility will be subject to a prepayment premium of (a) 102% of the amount prepaid if prepaid on or prior to the first anniversary of the closing date and (b) 101% of the amount prepaid if prepaid after the first anniversary of the closing date but on or prior to the second anniversary of the closing date. In the event the Second Lien Facility is prepaid in whole or in part on or prior to the fourth anniversary of the closing date, the facility will be subject to (a) a make-whole premium equal to 103% of the loans being prepaid plus the aggregate amount of interest that would have accrued on the amount prepaid from the date of prepayment through the second anniversary of the closing date, if prepaid on or prior to the second anniversary, (b) a prepayment premium equal to 103% of the amount prepaid if prepaid after the second anniversary of the closing date but on or prior to the third anniversary of the closing date and (c) a prepayment premium of 101% of the amount prepaid if prepaid after the third anniversary of the closing date but on or prior to the fourth anniversary of the closing date.
The Walter Credit Agreements contain affirmative, negative and financial covenants customary for financings of this type and require that the Company maintain certain leverage ratio and interest expense coverage ratio levels. The First Lien Facility is secured by a first priority pledge on substantially all of the assets of the Company and the subsidiary guarantors and the Second Lien Facility is secured by a second priority pledge on substantially all of the assets of the Company and the subsidiary guarantor, in each case with certain exceptions.
The foregoing description of the Walter Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Walter Credit Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 1, 2011 (the “Closing Date”) the Company completed (the “Closing”) its previously announced acquisition (the “Acquisition”) of Green Tree from GTH LLC (the “Seller”) pursuant to the Membership Interest Purchase Agreement, dated as of March 25, 2011, by and among the Seller, Green Tree and the Company (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company acquired 100% of the outstanding membership interests in Green Tree for aggregate consideration of approximately $1.065 billion. The consideration for the Acquisition was net of certain Green Tree transaction costs borne by Seller and the amount of Green Tree indebtedness outstanding at Closing (other than approximately $16.2 million of Green Tree indebtedness assumed by the Company). The aggregate consideration paid at Closing was based on estimates of its various components provided by Green Tree shortly before Closing and will be subject to a customary post-Closing adjustment process.
The consideration paid by the Company was in the form of approximately $1.030 billion in cash and 1,812,532 shares of the Company’s common stock, par value $0.01 per share (the “Equity Consideration”). The Equity Consideration component of the Acquisition consideration was valued at approximately $35.0 million based on the volume weighted average of the closing prices of the Company’s common stock, which trades on NYSE-AMEX, as reported by The Wall Street Journal, for the 20 trading days ending on and including March 24, 2011.
The Company has agreed that it will, at the Company’s expense, file within 60 days of the Closing Date (or such later time as is permitted under the Purchase Agreement), and maintain up to the first anniversary of the Closing, a shelf registration statement on Form S-3 covering any sales by Seller of all or a portion of the Equity Consideration. At Closing, the Company assumed from the Seller certain severance and other employment liabilities pursuant to an assignment and assumption agreement in substantially the form of agreement attached as an exhibit to the Purchase Agreement attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, at Closing, Green Tree entered into a management services agreement and an affiliate servicing agreement with Seller and certain of its affiliates in substantially the forms of agreements attached as exhibits to the aforementioned Purchase Agreement incorporated herein by reference and pursuant to which Green Tree will continue to provide management services and service loans for Seller and certain of its affiliates in connection with certain assets of Seller and its subsidiaries that were not acquired by the Company in the Acquisition.
The foregoing description of the Purchase Agreement, assignment and assumption agreement, management services agreement and affiliate services agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and exhibits thereto, which are filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The financial statements and pro forma financial information required to be filed with respect to the Acquisition pursuant to the instructions to this Item and Item 9.01 will be filed within 71 calendar days of July 8, 2011.
Representations and Warranties
The Purchase Agreement and exhibits and the Walter Credit Agreements have been incorporated by reference to provide investors and stockholders with information regarding their terms. The Purchase Agreement and exhibits and the Walter Credit Agreements are not intended to provide any other factual information about the Company. The Purchase Agreement and exhibits and the Walter Credit Agreements contain representations and warranties that the parties thereto made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing those agreements. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, as they were only made as of the date of the relevant agreement and are modified in important part by the related disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may have changed after the date of the relevant agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The descriptions of the Walter Credit Agreements in Item 1.01 of this Current Report on Form 8-K, including the exhibits incorporated therein, are incorporated in their entirety into this Item 2.03 by reference.
Item 3.02 Unregistered Sale of Equity Securities.
The information contained in Item 2.01 is hereby incorporated into this Item 3.02. The Company issued the Equity Consideration at Closing in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder, including Regulation D. The Company relied on this exemption from registration based in part on representations made by Seller in the Purchase Agreement. The Equity Consideration represents approximately 6.8% of the total number of shares of common stock of the Company currently outstanding on a fully-diluted basis.
Item 3.03 Material Modification to Rights of Security Holders
As a result of the Acquisition, the Company will subsequently fail to meet the REIT qualification tests and the Company’s REIT election pursuant to Section 856(g) of the Internal Revenue Code of 1986 will terminate with retroactive effect as of January 1, 2011. In approving the Acquisition, the Board of Directors of the Company determined that it is not in the best interests of the Company and its stockholders to continue to be a qualified as a REIT. Although the Company’s Articles of Amendment and Restatement remain unchanged, certain provisions therein, including provisions relating to restrictions on ownership and transfer of the Company’s common stock, are inapplicable for so long as the Company ceases to qualify as a REIT.
The foregoing description of the Company’s Articles of Amendment and Restatement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information contained in Item 3.03 is hereby incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
The financial statements and pro forma financial information required to be filed with respect to the Acquisition pursuant to the instructions to this Item 9.01 will be filed within 71 calendar days of July 8, 2011.
Forward-Looking Statements
This report contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements relate to, among other things, the Walter Credit Agreements and the Purchase Agreement and exhibits thereto and the combined company and involve risks and uncertainties. Actual results could differ from those currently anticipated due to a number of factors. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Investors and security holders may obtain free copies of documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by the Company at www.walterinvestment.com. The Company does not assume any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.
No Offer or Solicitation.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.
(d)	Exhibits

2.1
Membership Interest Purchase Agreement, dated as of March 25, 2011, by and among GTH LLC, GTCS Holdings LLC and Walter Investment Management Corp. and the exhibits thereto (incorporated herein by reference to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2011 (File No. 001-13417))

3.1
Articles of Amendment and Restatement of Registrant effective April 17, 2009 (incorporated herein by reference to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2009 (File No. 001-13417)).

10.1	Walter First Lien Credit Agreement dated as of July 1, 2011

10.2	Walter Second Lien Credit Agreement dated as of July 1, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: July 8, 2011	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Membership Interest Purchase Agreement, dated as of March 25, 2011, by and among GTH LLC, GTCS Holdings LLC and Walter Investment Management Corp. and the exhibits thereto (incorporated herein by reference to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2011 (File No. 001-13417))

3.1	Articles of Amendment and Restatement of Registrant effective April 17, 2009 (incorporated herein by reference to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2009 (File No. 001-13417)).

10.1	Walter First Lien Credit Agreement dated as of July 1, 2011

10.2	Walter Second Lien Credit Agreement dated as of July 1, 2011